EXHIBIT 11
                                                                    Page 1 of 2

                           ELJER INDUSTRIES, INC.
         CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE



                                              For the Nine Months Ended
                                               September      October
                                                29, 1996      1, 1995
                                              -----------   -----------
Primary Earnings Per Share:

Net Income                                    $10,328,000   $ 2,434,000
                                              -----------   -----------


Weighted average common shares outstanding      7,150,197     7,130,051


Dilutive effect of stock options considered
     common stock equivalents                      56,220          --
                                              -----------   -----------


Weighted average number of common and
     common equivalent shares                   7,206,417     7,130,051
                                              -----------   -----------


Primary earnings per share                    $      1.43   $      0.34
                                              ===========   ===========


Fully Diluted Earnings Per Share:

Net income                                    $10,328,000   $ 2,434,000
                                              -----------   -----------


Weighted average common shares outstanding      7,150,197     7,130,051


Dilutive effect of stock options considered
     common stock equivalents                      56,220          --
                                              -----------   -----------


Weighted average number of common and
      common equivalent shares                  7,206,417     7,130,051
                                              -----------   -----------


Fully diluted earnings per share              $      1.43   $      0.34
                                              ===========   ===========

                                                                     EXHIBIT 11
                                                                    Page 2 of 2

                          ELJER INDUSTRIES, INC.
      CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE



                                            For the Three Months Ended
                                              September      October
                                               29, 1996      1, 1995
                                              ----------   ----------
Primary Earnings Per Share:

Net Income                                    $7,390,000   $4,522,000
                                              ----------   ----------


Weighted average common shares outstanding     7,153,407    7,136,652


Dilutive effect of stock options considered
     common stock equivalents                     51,087         --
                                              ----------   ----------


Weighted average number of common and
     common equivalent shares                  7,204,494    7,136,652
                                              ----------   ----------


Primary earnings per share                    $     1.03   $     0.63
                                              ==========   ==========


Fully Diluted Earnings Per Share:

Net income                                    $7,390,000   $4,522,000
                                              ----------   ----------


Weighted average common shares outstanding     7,153,407    7,136,652


Dilutive effect of stock options considered
     common stock equivalents                     51,087         --
                                              ----------   ----------


Weighted average number of common and
      common equivalent shares                 7,204,494    7,136,652
                                              ----------   ----------


Fully diluted earnings per share              $     1.03   $     0.63
                                              ==========   ==========